EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No.2 to Form 10/A of our report dated March 18, 2008 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the financial statements of China Wi-Max Communications, Inc. (a Development Stage Enterprise).



/s/GHP HORWATH, P.C.

November 4, 2008
Denver, Colorado